SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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ZBB Energy Corporation
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ZBB ENERGY CORPORATION
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051
________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

September 25, 2008

To the Shareholders of ZBB Energy Corporation:

The 2008 Annual Meeting of Shareholders of ZBB Energy Corporation will be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, on September 25, 2008 at 10:00 a.m., local time, for the following purposes:

(1)	To elect two Directors to serve until 2011 as a Class I directors;

(2)	To ratify the appointment of PKF as our independent auditors for fiscal 2009; and

(3)	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 25, 2008 are entitled to notice of and to vote at the annual meeting and at all adjournments of the annual meeting.

Holders of one-quarter of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. Therefore, whether or not you expect to attend the annual meeting in person, you are urged to vote by completing and returning the accompanying proxy in the enclosed envelope. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the voting thereof. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of ZBB Energy Corporation in writing (including executing a later-dated proxy) of such revocation.

David S. Bornstein, Secretary

September 5, 2008

ZBB ENERGY CORPORATION
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

September 5, 2008

PROXY STATEMENT

Unless the context requires otherwise, all references to “we”, “us” or “our” refer to ZBB Energy Corporation and its subsidiaries. Our fiscal year ends on June 30 of each year. In this proxy statement, we refer to fiscal years by reference to the calendar year in which they end (e.g., the fiscal year ended June 30, 2008 is referred to as “fiscal 2008”).

The enclosed proxy is solicited by the board of directors of ZBB Energy Corporation for use at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on September 25, 2008, or at any postponement or adjournment of the annual meeting, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders. The annual meeting will be held at the principal executive offices of ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

The expenses of printing and mailing proxy material, including expenses involved in forwarding materials to beneficial owners of stock, will be paid by us. No solicitation other than by mail is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone.

Only shareholders of record at the close of business on August 25, 2008 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 10,512,283 shares of common stock. The presence, in person or by proxy, of one-quarter of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting. With respect to the proposal to elect the individuals nominated to serve as Class I directors by the board of directors and the proposal to ratify the appointment of PKF as our independent auditors for fiscal 2009, abstentions and broker non-votes will not be counted as voting on the proposals.

This proxy statement, notice of annual meeting of shareholders and the accompanying proxy card, together with our annual report to shareholders, including financial statements for fiscal 2008, are being mailed to shareholders commencing on or about September 5, 2008.

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. Each shareholder may revoke a previously granted proxy at any time before it is exercised by submitting written notice of revocation or a duly executed proxy bearing a later date to the secretary of ZBB Energy. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted FOR the election of the individuals nominated to serve as Class I directors by the board of directors, FOR ratification of the appointment of PKF as our independent auditors for fiscal 2009, and as recommended by the board of directors with regard to all other matters or, if no such recommendation is given, in the discretion of the individuals to whom the proxies are given.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table lists as of the record date information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class(1)
GLG Partners LP 1 Curzon Street London W1J 5HB United Kingdom	1,712,943 (2)	16.29%

Ardsley Advisory Partners 262 Harbor Dr. Suite 4 Stanford, CT	544,900	5.2%
__________

(1)	Based on 10,512,283 shares of common stock outstanding as of the record date.
(2)
Based on a Statement of Change in Beneficial Ownership on Form 4 dated May 1, 2008. GLG Partners, LP, which serves as the investment manager to GLG Global Utilities Fund and the Other GLG Funds, may be deemed to be the beneficial owner of all shares owned by GLG Global Utilities Fund and the Other GLG Funds.

1.	ELECTION OF DIRECTORS

ZBB Energy Corporation’s board of directors has four members and is divided into three classes, designated as Class I, Class II and Class III, with staggered terms of three years each. The term of office of the directors in Class I expires at the annual meeting. The board of directors proposes that the nominees described below, who are currently serving as a Class I directors, be elected as Class I directors for a new term of three years ending at the 2011 annual meeting of shareholders and until his successor is duly elected except as otherwise provided in the Wisconsin Business Corporation Law.

The nominees receiving the largest number of affirmative votes cast will be elected as a director up to the maximum number of directors to be chosen at the election. Accordingly, any shares not voted affirmatively, whether by abstention, broker non-vote or otherwise, will not be counted as affirmative votes cast for the director.

Name and Age	Principal Occupation and Directorships

NOMINEES FOR DIRECTOR CLASS I:

Robert John Parry Age 58
Mr. Parry has been a director and chief executive officer since 1998, and has held similar positions with our subsidiaries since co-founding ZBB Energy in 1982. Mr. Parry obtained an accounting degree from The Western Australia Institute of Technology (Curtin University) in 1973 and he is a Fellow of CPA Australia.

Richard Andrew Payne Age 53
Mr. Payne has been a director since 1998, also serving as director of our subsidiaries since 1994, and chairman of the board since 2004. Mr. Payne is the principal of Richard Payne & Associates and is a commercial lawyer who has practiced as a corporate and commercial attorney in Australia for over 25 years. Mr. Payne has been a director of the Broome International Airport Group of companies since 2001. Richard Payne & Associates acted as a legal adviser to ZBB Energy and its predecessor between 1993 and 2005. Mr. Payne received his Bachelor of Jurisprudence (Hons) in 1980 and Bachelor of Law in 1981 from the University of Western Australia.

CONTINUING DIRECTORS:

Class II Director

Manfred E. Birnbaum Age 74
Mr. Birnbaum was appointed as a director upon the closing of our initial public offering in June 2007. Since 1994, Mr. Birnbaum has been an independent management consultant in the energy and power industries. Mr. Birnbaum’s consulting services include assistance on divestitures, contract dispute resolution, technology licensing, and developing marketing strategies. From 1982 to 1985, Mr. Birnbaum was chief executive officer of English Electric Corp., a wholly owned subsidiary of General Electric Company of England. Prior to that, Mr. Birnbaum held various senior management positions at Westinghouse Electric Corporation between 1958 and 1982. Mr. Birnbaum earned a B.A. in mechanical engineering from Polytechnic Institute, of the City University of New York in 1957 and a Masters Degree in electrical engineering from the University of Pennsylvania.

Name and Age	Principal Occupation and Directorships

Class III Director

William A. Mundell Age 48
Mr. Mundell was appointed as a director upon the closing of our initial public offering in June 2007. Since 2003, Mr. Mundell has been chairman and chief executive of Vidyah Corp., an educational technology company. Between 1998 and 2003, Mr. Mundell was Chairman of Trade, Inc., a competitive intelligence company specializing in international trade information controlled by Bain Capital and Sutter Hill. Between 1987 and 1998, Mr. Mundell served as an officer of WEFA, an economic forecasting company. Mr. Mundell received a B.A. degree in Economics and Political Science from Carlton University in Canada, and an MBA in finance and Masters Degree in International Economics and Public Finance in 1982 and 1984, respectively, from Columbia University.

OTHER MANAGEMENT:

Steven A. Seeker Age 58
Mr. Seeker has been our chief operating officer since June 2006. From 2000 to June 2006, Mr. Seeker was Vice President, International Sales and Operations, of Cooper Power Systems, Inc., a manufacturer of electric power systems where he was responsible for Cooper Power’s international shipments, four international plants, and a network of sales representatives and direct employees in more than 75 countries. Prior to being appointed as Vice President and since 1974, Mr. Seeker held various other executive and non executive positions with Cooper Power and its predecessor company, McGraw-Edison. Mr. Seeker was President of the U.S. National Committee of the International Electrotechnology Commission from 2000 to 2005, an American National Standards Institute Board of Directors, Executive Committee, and International Committee member from 2000 to 2005 and a representative on the IEEE Standards Association Board of Governors in 2001. Mr. Seeker was most recently awarded the 2006 Astin-Polk International Standards Medal by ANSI. Mr. Seeker obtained both Bachelors and Masters degrees in Electrical Engineering received from New Mexico State University in 1973 and 1974, respectively.

Scott W. Scampini Age 55
Mr. Scampini was appointed Chief Financial Officer in January 2008. From 1994 to June 2007, he was CFO, Executive Vice President and Director of MGS Manufacturing Group. In addition Mr. Scampini was formally the Principal of our external accounting and auditing firm S.C Scampini & Associates and had represented the company and its US predecessor company for the previous thirteen years. Mr. Scampini holds a Bachelor's Degree in Accounting from Marquette University, Milwaukee, Wisconsin, and is a Certified Public Accountant and member of both the AICPA and WICPA. He has previously worked with Price Waterhouse and BDO Seidman.

Meetings and Committees of the Board

The board of directors has standing audit, compensation, and nominating committees. The board of directors held six regular and special meetings and took action by written consent in lieu of a meeting once during fiscal 2008. Each director attended at least 75% of the full board meetings and meetings of committees on which each served in the same period. ZBB Energy does not have a policy regarding board members’ attendance at the annual meeting of shareholders.

          The audit committee assists the board of directors in the oversight of the audit of our consolidated financial statements and the quality and integrity of our accounting, auditing and financial reporting process. The audit committee is responsible for making recommendations to the board concerning the selection and engagement of independent registered public accountants and for reviewing the scope of the annual audit, audit fees, results of the audit and auditor independence. The audit committee also reviews and discusses with management and the board of directors, such matters as accounting policies, internal accounting controls and procedures for preparation of financial statements. The audit committee is required at all times to be composed exclusively of directors who, in the opinion of our board of directors, are free from any relationship that would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles. Our audit committee is composed of Mr. Payne (Chairman), Mr. Mundell and Mr. Birnbaum. We believe that Mr. Payne, Mundell and Birnbaum are independent directors as required by the listing requirements for the AMEX stock market. Our board has determined that both Mr. Payne and Mr. Mundell qualify as an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. Mr. Payne and Mundell are considered audit committee financial experts due to their professional experience as described under “Election of Directors - Principal Occupation and Directorships,” above. The audit committee met four times during fiscal 2008.

           The compensation committee evaluates the performance of our senior executives, considers design and competitiveness of our compensation plans, reviews and approves senior executive compensation and administers our equity and stock option plans. Our compensation committee is composed of Mr. Payne (Chairman), Mundell and Birnbaum. The compensation committee met once during fiscal 2008.

           The nominating committee, established after our initial public offering in June 2007, evaluates candidates nominated for director positions. This committee is composed of Mr. Payne (Chairman), Mundell and Birnbaum. This committee is charged with evaluating candidates and making nominations for board members. The composition of the board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion. When nominating director candidates, the nomination committee will review the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in energy industry matters, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board. The nominating committee met once during fiscal 2008.

The nominating committee will consider candidates nominated by shareholders in accordance with our Shareholder Director Nomination Policy. Under this policy, nominations other than those made by the board of directors or the nominating committee must be made pursuant to timely notice in proper written form to the secretary of ZBB Energy. To be timely, a shareholder’s request to nominate a person for election to the board at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the secretary of ZBB Energy not less than 90 days nor more than 150 days prior to the anniversary of the annual meeting of shareholders held in the prior year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

The charters of the audit, compensation and nominating committees were filed as exhibits to the original Registration Statement of the Company, Amendments No. 4 and No. 6, as filed on April 26, 2007 and June 15, 2007, respectively.

Shareholders wishing to communicate with members of the Board of Directors may direct correspondence to such individuals c/o David S. Bornstein, Secretary, N93 W14475 Whittaker Way, Menomonee Falls,Wisconsin 53051. The Secretary will regularly forward such communications to the appropriate board member(s).

SECURITY OWNERSHIP OF MANAGEMENT

Set forth in the table below, as of the record date, are the shares of common stock beneficially owned by each director and nominee, each of the named executive officers, and all of our directors and executive officers as a group and the shares of common stock that could be acquired within 60 days of the record date by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percent of Class
Richard A. Payne	223,454	(1)	2.1%
Robert J. Parry	628,995	(2)	6.3%
William A. Mundell	75,000	(3)	*
Manfred E. Birnbaum	75,000	(3)	*
Steven A. Seeker	120,407	(4)	1.1%
Scott W. Scampini	58,566	(5)	*
All Directors and Executive Officers as a group	1,181,422		11.2%

* Less than 1% of the outstanding Common Stock.
Percents based on 10,512,283 shares of common stock outstanding as of the record date.

(1)
Includes (i) 4,587 shares, (ii) 50,000 shares underlying options expiring June 20, 2012 exercisable at $3.82 per share, (iii) 75,000 shares issuable upon exercise of options at $3.59 per share which expire on June 30, 2013 and 2014. Also includes (i) 75,043 shares and (ii) 1,618 options held by an affiliate of Mr. Payne, Geizo Pty. Ltd, as trustee for the RA Payne Family Trust (the “Payne Family Trust”); and 17,206 shares held by Geizo Pty Ltd. as trustee for the RA Payne Super Fund.

(2)
Includes (i) 31,309 shares, (ii) 2,706 options (ii) 87,907 shares issuable upon exercise of options at A$8.50 (US$6.375) per share expiring March 30, 2010 and (iii) 100,000 shares underlying options expiring June 20, 2012, exercisable at $3.82 per share (iv) 75,000 shares issuable upon exercising of options at $3.59 per share which expire June 30, 2013 and 2014. Also includes (i) 330,000 shares held by Mr. Robert Parry and his son, Gareth Parry, as trustee for the FEIM Trust (the “FEIM Trust”), the beneficiaries of which include the heirs of Frank Ernest Parry, Mr. Robert Parry’s father, (ii) 706 shares held by Mr. Parry’s spouse, (iii) 750 shares, his pro rata portion of shares held in a partnership in which Mr. Parry is a partner, and (iv) 617 shares, his pro rata portion of shares held in a partnership in which Mr. Parry is a partner. Mr. Parry has voting and dispositive control over all shares held by the FEIM Trust or in partnership with others

(3)	Includes 75,000 shares issuable upon the exercise of options at $3.59 which expire on June 6, 2013, June 30, 2013 and June 30, 2014.
(4)	Includes (i) 20,407 shares (ii) 100,000 shares issuable upon the exercise of options at $3.59 which expires June 6, 2013, June 30, 2013 and June 30, 2014
(5)	Includes (i) 8,566 shares (ii) 50,000 shares issuable upon the exercise of option at $3.59 which expires on June 30, 2014 and June 30, 2015.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, or earned by, our chief executive officer and all other executive officers serving as such at the end of fiscal 2008 whose total compensation exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Robert J. Parry	2008	250,000	0	0	31,225(1)	0	281,225
Chief Executive Officer	2007	213,267	0	0	68,000(1)	0	281,267

Geoffrey D. Hann (3)	2008	220,000	0	0	0	0	220,000
Former Chief Financial Officer and	2007	181,872	0	0	68,000(1)	0	249,872
Principal Financial Officer

Scott W. Scampini	2008	72,000(2)	0	0	8,439(1)	0	80,439
Chief Financial Officer and
Principal Financial Officer

Steven A. Seeker	2008	200,000	0	0	55,699(1)	0	255,699
Chief Operating Officer	2007	150,000	0	0	0	0	150,000
__________

(1)
The value of options in this table includes (i) the dollar amount recognized by ZBB Energy for financial statement reporting purposes in accordance with FAS 123R in fiscal 2008 and 2007 under the modified prospective transition method in accordance with FAS 123R for past award of stock options that were unvested during all or a portion of fiscal 2008 and 2007. For a discussion of valuation assumptions, see Note 15 to ZBB Energy’s Consolidated Financial Statements included in ZBB Energy’s Form 10-KSB for fiscal 2008.

(2)	Figure represents salary from January 2008, when Mr. Scampini commenced employment with the company.
(3)	Resigned effective December 31, 2007.

Option Grants Made in Fiscal 2008

On June 6, 2008, the compensation committee granted to Mr. Payne, Parry and Mundell under the 2007 Equity Incentive Plan an option to purchase 75,000 shares, Mr. Seeker an option to purchase 100,000 shares and Mr. Scampini an option to purchase 50,000 shares of common stock at an exercise price of $3.59 per share, which amount is 10% higher than the AMEX closing market price on June 6, 2008.

Employment Agreements

Robert Parry has entered into an employment agreement with us to act as chief executive officer for a period expiring on June 30, 2009 on normal commercial terms and conditions and is paid a remuneration package totaling $260,000 per annum commencing July 1, 2008 exclusive of any options granted to him.

Scott W. Scampini has entered into an employment agreement with us to act as chief financial officer for a period expiring on June 30, 2011 on normal commercial terms and conditions and is paid a remuneration package totaling $156,000 per annum exclusive of any options granted to him.

Steven A. Seeker has entered into an employment agreement with us to act as chief operating officer for a period expiring on July 1, 2010 on normal commercial terms and conditions and is paid a remuneration package totaling $208,000 per annum exclusive of any options granted to him.

If we terminate the employment agreement prior to its expiration for any reason other than for cause, we must pay the employee his annual remuneration, and he is entitled to receive all benefits that he was receiving on the date of his termination of employment, for the greater of 12 months (18 for Mr. Parry) or the remaining term of the agreement. Furthermore, all unvested options shall vest and become immediately exercisable. If the employment agreement is not terminated prior to its expiration, we must continue to pay the employee his annual salary for an additional 12 months (18 for Mr. Parry) upon expiration of the employment agreement.

The employment agreement contains covenants prohibiting the employee from competing with ZBB Energy during his employment and at any time during the 18 months following termination for any reason and a requirement for the employee to keep all information strictly confidential during his employment and for a period of three years after termination of employment.

We will reimburse our officers and directors for all reasonable and necessary business expenses incurred in the interest of the company. The officer or director seeking reimbursement is required to submit an itemized account of such expenditures establishing that the expenses incurred were ordinary and necessary business expenses.

The term of these contract shall renew automatically for successive terms of one year each unless either party elects not to renew this Agreement by delivery of written notice to the other party not less than ninety (90) calendar days prior to the end of the then current term. If this Agreement is renewed, the terms of this Agreement during any such renewal term shall be the same as the term in effect immediately prior to such renewal.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock that has not vested for each named executive officer outstanding as of June 30, 2008.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested($)
Robert J. Parry (Chief Executive Officer)	100,000 87,907 37,000 38,000	0 0 0 38,000	3.82 6.38 3.59 3.59	6/20/2012 3/30/2010 6/30/2013 06/30/2014	0 0 0 38,000	0 0 0 144,400
Scott W. Scampini (Chief Financial Officer and Principal Financial Officer)	10,000 20,000 20,000	0 20,000 20,000	3.59 3.59 3.59	6/30/2013 6/30/2014 6/30/2015	0 20,000 20,000	0 76,000 76,000
Geoffrey D. Hann (former Chief Financial Officer)	100,000	0	3.82	6/20/2012	0	0
Steven A. Seeker (Chief Operating Officer)	66,000 34,000	0 34,000	3.59 3.59	6/30/2013 6/30/2014	0 34,000	0 129,200

Director Compensation

The following table provides information regarding the compensation of the directors for fiscal 2008. Compensation information for Robert J. Parry and Geoffrey D. Hann (former director) is fully reflected in the “Summary Compensation Table” under the “Executive Compensation” section above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option(1) Awards ($)	All Other Compensation ($)	Total ($)
Richard A. Payne (Chairman)	70,000	0	31,225(2)	0	101,225
William A. Mundell	55,000	0	42,196(2)	0	97,196
Manfred E Birnbaum	55,000	0	42,196(2)	0	97,196

(1)	The aggregate number of options outstanding in fiscal 2008 is 276,618.
(2)
The value of options recognized by ZBB for the financial statement reporting purposes in accordance with FAS 123R in fiscal 2008 under the modified prospective transition method in accordance with FAS 123R for past award of stock options that were unvested during all or a portion of fiscal 2008. For a discussion of valuation assumptions, see Note 15 to ZBB Energy’s Consolidated Financial Statements included in ZBB Energy’s form 10-KSB for fiscal 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          During fiscal 2007 and 2008, the following related party transactions occurred.

          By a lease dated October 31, 2001 between the Barrington Street Partnership (in respect of which Robert Parry, and Richard Payne comprise two of the four partners) as landlord, ZBB Technologies, Ltd. as tenant and ZBB Energy as guarantor, as varied by a deed of variation between such parties dated June 15, 2002, the premises at 240 Barrington Street, Bibra Lake, Western Australia are leased by ZBB Technologies Ltd. for a period of 5 years commencing November 1, 2001. In December 2007, the lease was renewed for an additional five years. The current rental rate is $61,694 per annum (A$68,230) and is subject to an annual CPI adjustment. This property was sold to an unrelated party in January 2008.

          We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties on an arms-length transaction. Additionally, all of the foregoing transactions have been approved by both a majority of the board and a majority of disinterested directors. It is our intention to ensure that all future transactions including loans or any other transactions or commitments between us, our officers and directors and their affiliates are approved by a majority of the disinterested board members, and are on terms obtained at an arms-length transactions that are no less favorable to us than we could obtain from unaffiliated third parties. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties.

SIGNIFICANT EMPLOYEES

The following table contains information about certain of our “significant employees” as required by the SEC rules. These employees are non-executive employees who we expect to make a significant contribution to the business.

Name and Age	Principal Occupation

Bjorn Jonshagen Age 52
Senior Engineer. Mr. Jonshagen has been managing our Australian research and development since 1992, and was part of the Australian research and development team since 1986. Mr. Jonshagen is a co-developer of some of our intellectual property. Prior to joining us in 1986, Mr. Jonshagen gained extensive experience as a design engineer for wind turbine generators, plate heat exchangers and various valve products. Mr. Jonshagen holds a Masters of Science degree in Mechanical Engineering which he received in 1979 from Lund University of Technology, Sweden, and a Masters of Science degree in Mechanical Engineering Materials Science which he received in 1980 from the University of Hawaii, Honolulu.

Kevin Dennis Age 45
In January 2008 ZBB appointed Mr. Kevin Dennis as the Vice President for Marketing and Sales. Mr. Dennis held various senior management roles with ABB, most recently as Director, Advanced Power Electronics - North America. Kevin also spent four years as the sales and engineering manager for Omnion Power Engineering Corporation, a manufacturer of power electronics systems for advanced energy systems. His early career also includes six years as a design engineer with American Electric Power Service Corporation (AEP) in Columbus, Ohio. He holds a Bachelors of Science, Electrical Engineering from Michigan Technological University, and is a member of the IEEE (Power Electronics Group). He is a past member of National Electrical Testing Association (NETA), participated as an industry representative in the working group for the development of Underwriters Laboratory standard, UL 741, for utility grid connected power converters.

Peter Lex Age 46
Vice President, Manufacturing. Mr. Lex joined Johnson Controls Battery Group in 1990 and has been our senior systems engineer since we acquired this division from Johnson Controls in 1994. He has coordinated extensive laboratory testing and qualification of zinc-bromine batteries and electrochemical capacitors. He has organized the research in materials development and conducted electrochemical testing of battery components and has developed electrode and separator materials and processing techniques that improved the performance and life expectancy of the batteries. He has been the principal U.S. research and development scientist for us since 1994 and coordinates the entire group’s materials research activities. He is a co-developer of our U.S. intellectual property. Mr. Lex holds a Bachelor of Science degree in Chemical Engineering which he received in 1984 from The University of Wisconsin-Madison and Master of Science degree in Chemical Engineering which he received in 1988 from The University of Connecticut, Storrs.

Michael Hughes Age 53
Vice President, Systems Engineering. Mr. Hughes joined Johnson Controls Battery Group in 1991 and has been our senior systems engineer since we acquired this division from Johnson Controls in 1994. He managed the eight member development team that built, tested and demonstrated the initial 100kWh system utilizing on-board computers, PC-based controls and automated communication systems. Mr. Hughes was also a core team member of the Johnson Controls Inc. electric vehicle race team that demonstrated a zinc-bromine battery powered car capable of a top speed of 95 mph. Prior to joining the zinc-bromine research group at Johnson Controls Inc, he held positions as a research assistant and then project assistant at University of Wisconsin-Milwaukee Department of Physics. Mr. Hughes holds a Bachelor of Science degree which he received in 1987 and a Masters of Science in Physics which he received in 1991, from the University of Wisconsin-Milwaukee.

AUDIT COMMITTEE REPORT

The audit committee of ZBB Energy has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with PKF, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from PKF required by Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees; and

•	discussed with PKF the auditors’ independence.

Based on these reviews and discussions, the audit committee recommended to the board of directors that that the audited financial statements be included in the annual report on Form 10-KSB for the fiscal 2008.

Fees Paid to Independent Auditors

The following table presents fees for audit services rendered by PKF for the audit of our annual consolidated financial statements for fiscal 2008 and 2007, and fees billed by PKF for other services rendered during the same periods.

	2008	2007
Audit Fees	$101,095	$88,850
Audit-Related Fees	$0	$54,000
Tax Fees	$0	$0
All Other Fees	$0	$0
Total	$101,095	$142,850

Audit Fees. Services rendered in this category in 2008 and 2007 consisted of:

•	audits and quarterly reviews of the consolidated financial statements;

Audit Related Fees. Services rendered in 2008 and 2007 in this category, which includes assurance and related services by PKF that are reasonably to the performance of the audit review of our financial statements, consisted primarily of:

•	work performed on our Form SB-2.

Tax Fees. We did not pay any fees to PKF for tax compliance, tax advice, tax planning or other professional tax services during fiscal 2008 or fiscal 2007.

All Other Fees. There were no other fees paid to PKF for services in fiscal 2008 or 2007.

Pre-Approval Policies and Procedures

We have implemented an Independent Auditor Services Policy related to the provision of audit and non-audit related services. Under these procedures, our audit committee pre-approves all services to be provided by PKF and the estimated fees related to these services.

2.	RATIFICATION OF INDEPENDENT AUDITORS

PKF audited our consolidated financial statements for fiscal 2008, 2007 and 2006. The audit committee of the board of directors has appointed PKF to audit our consolidated financial statements for the fiscal year ending June 30, 2008 and directed that such appointment be submitted to the shareholders for ratification. Representatives of PKF will not be present at the annual meeting.

If the shareholders do not ratify the appointment of PKF, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending June 30, 2009.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of PKF as our independent auditors for fiscal 2009. Abstentions and broker non-votes will not be counted as voting and, therefore, will have no impact on the approval of the proposal.

The Board of Directors recommends you vote FOR the ratification of the appointment of PKF as our independent auditors for fiscal 2009 and your proxy will be so voted unless you specify otherwise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of our common stock. Copies of these reports must also be furnished to us. Based solely on a review of these copies, we believe that during fiscal 2008, all filing requirements were met.

SUBMISSION OF SHAREHOLDER PROPOSALS

In accordance with our Shareholders Nomination Policy, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2009 annual meeting of shareholders must be received by us no earlier than April 28, 2009 and no later than June 27, 2009.

To be considered for inclusion in the proxy statement solicited by the board of directors, shareholder proposals for consideration at the 2009 Annual Meeting of Shareholders must be received by us at our principal executive offices by May 5, 2009. Such nominations or proposals must be submitted to Mr. David S. Bornstein, Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

OTHER MATTERS

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

Shareholders may obtain a copy of our Annual Report on Form 10-KSB at no cost by requesting a copy on our Internet website at www.zbbenergy.com or by writing to Mr. David S. Bornstein, Secretary, ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

By Order of the Board of Directors,

David S. Bornstein, Secretary

ZBB energy corporation

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MR A SAMPLE
DESIGNATION (IF ANY)
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ZBB ENERGY CORPORATION
Annual Meeting
of
ZBB Energy Corporation Shareholders
Thursday, September 25, 2008
10:00 a.m.
Principal Executive Offices of ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Robert J. Parry	☐	☐	02 - Richard A. Payne	☐	☐

	For	Against	Abstain
2. Ratification of PKF as independent auditors for fiscal 2009.	☐	☐	☐

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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Agenda

- Elect two directors to serve until 2011 as Class I directors.
- Ratification of PKF as independent auditors for 2009.
- Transact such other business as may properly come before the meeting.

You can view the Annual Report and Proxy Statement on the internet at www.zbbenergy.com

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

ZBB energy corporation

Proxy — ZBB ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZBB ENERGY CORPORATION

The undersigned hereby appoints Robert J. Parry, Scott W. Scampini and David S. Bornstein proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ZBB Energy Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of ZBB Energy Corporation to be held September 25, 2008 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PROPOSALS 1 AND 2 ARE BEING PROPOSED BY ZBB ENERGY CORP.

(Continued, and to be marked, dated and signed, on the other side)